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                                                                      EXHIBIT 11


THE A CONSULTING TEAM, INC.
COMPUTATION OF PRO FORMA NET INCOME PER SHARE



WEIGHTED AVERAGE SHARES - YEAR ENDED
 DECEMBER 31, 1996 AND SIX MONTHS ENDED
 JUNE 30, 1997                                                         3,550,000

ADDITIONAL SHARES REQUIRED TO BE SOLD TO
 PAY DIVIDEND TO STOCKHOLDER:
 ASSUMED IPO PRICE PER SHARE                                   $11.00
 UNDERWRITERS COMMISSION (7%)                                   $0.77
                                                               ------
 NET PROCEEDS PER SHARE                                        $10.23
 ADDITIONAL SHARES REQUIRED TO RAISE PROCEEDS
 OF $2,000,000 TO PAY DISTRIBUTION TO STOCKHOLDER                        195,503
                                                                       ---------

WEIGHTED AVERAGE SHARES - YEAR ENDED
 DECEMBER 31, 1996 AND SIX MONTHS ENDED
 JUNE 30, 1997                                                         3,745,503
                                                                       ---------